Exhibit 10.24

LETTER OF UNDERTAKING

International Petroleum Service Corporation Limited

I, the undersigned, am the actual controller of International Petroleum Services Corporation Limited (“International Petroleum”), a company organized in the Hong Kong Special Administrative Region. In October 2007, International Petroleum entered into with the then existing shareholders of Tianjin New Highland Science Development Co., Ltd.(“New Highland”) an equity transfer contract pursuant to which International Petroleum acquired 100% equity interest in New Highland at a total purchase price of RMB 35.1 million. Upon approval of such acquisition by competent Chinese authorities, New Highland was converted into a wholly foreign-owned enterprise (“WFOE”) and received its WFOE business license on January 10, 2008.

Pursuant to relevant requirements of MOFCOM’s Rules on Merger with and Acquisition of Domestic enterprises by Foreign Investors, the consideration for the acquisition of New Highland by International Petroleum shall be equal to a transaction price determined based on the appraisal result of an asset appraiser respecting the value of the equity interest proposed for assignment. No such appraisal, however, had been effected at the time of acquisition of New Highland by International Petroleum, and the RMB 35.1 million transfer price had been set equal to the then registered capital of New Highland.

Considering the foregoing, the undersigned hereby undertakes that if any competent Chinese authority concludes that the consideration for the acquisition of the equity of New Highland by International Petroleum is lower than the fair value and thus demands International Petroleum to pay the difference between such consideration and such fair value or to adjust the purchase price, the undersigned will timely indemnify International Petroleum against all additional acquisition costs incurred by International Petroleum as a result thereof and thereby hold International Petroleum harmless from any losses by paying such amount at such time as demanded by such competent Chinese authority, provided, however, that the indemnity liability of the undersigned hereunder (if any) shall be deducted, accordingly, from the indemnity which Premium Sino Finance Limited has undertaken to pay to Mr Xin Guoqiang under the Supplementary Agreement dated November 30, 2009 by and among Premium Sino Finance Limited, Mr Zhang Jiaju and Mr Xin Guoqiang.

Undertaking Party: Liu Qingzeng (Signature)

Date: June 21, 2010

I agree to the arrangement set out in the foregoing undertaking.

Xin Guoqiang (Signature)

Date: June 21, 2010